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CoreStates Bank, N.A.                                             Exhibit 10.20
PO Box 7618
Philadelphia PA  19101-7618


                                                                      CoreStates
December 15, 1997                                                           Bank




Mr. Joseph E. Hajjar
Chief Financial Officer
Office Centre Corporation
38 East 32nd Street
New York, NY 10016

Dear Joe:

CoreStates Bank is pleased to confirm it has approved the following commitment of Office Centre Corporation as outlined below.

BORROWER:                           Office Centre Corporation ("OCC"), UDI CORP
                                ("UDI") and UDI II ("UDI II") (collectively, the "Borrowers")

GUARANTORS:                         UDI A.R.T., UDI Canada and all other
                                existing or future subsidiaries of OCC.

FACILITY AMOUNT:                    $25,000,000 secured revolving credit
                                facility.

PURPOSE:                            Provide working capital and acquisition
                                financing, fees and expenses associated with OCC's initial public offering and other corporate purposes.

MATURITY:                           Three years from closing.

INTEREST RATE:                      Interest will be calculated in accordance
                                with the following grid. Funded Debt: Tangible Net Worth will be measured quarterly and after each acquisition.


Funded Debt: Tangible Net Worth         Libor Plus               Prime Plus
-------------------------------         ----------               ----------

        ** 1.0                              175 bp                      -- bp

         * 1.0 ** 2.5                       225 bp                     .25 bp

         * 2.5 ** 5.0                       275 bp                     .50 bp

         * 5.0                              325 bp                     .75 bp

*   Greater than
**  Less than or equal to



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FEES AND EXPENSES:                  Loan Origination fee of $150,000.  Of this
                                fee $50,000 will be payable upon execution of documentation, with the balance due upon successful completion of the IPO. Borrowers are also responsible for all of CoreStates' legal and out-of-pocket expenses associated with this transaction. Legal fee estimate to be provided prior to commencement of documentation.

        Commitment fee of 3/8% per annum on the daily average unused commitment, payable quarterly in arrears.

LEGAL FEE DEPOSIT:                  Upon acceptance of this commitment letter,
                                OCC shall make payable a $35,000 deposit to be applied toward Bank's legal expenses. To the extent excess funds remain after Bank's legal expenses are paid, such excess shall be applied toward the Loan Original Fee. If this transaction fails to close, Bank shall return $17,500 of this deposit.

DEFAULT RATE:                       Default interest at 2% above rate otherwise
                                applicable. Default interest not to apply to the extent such default cannot be cured within 10 days.

COLLATERAL:                         Perfected first lien security interest in
                                all Borrowers' tangible and intangible assets.

AVAILABILITY OF BORROWERS           85% of eligible accounts receivables, up to
                                60 days from due date,
AND GUARANTORS:                 plus 60% of eligible inventory.


        Eligible accounts receivable are defined as volume rebates, domestic, and canadian trade accounts receivable, excluding inter-company accounts, contras, charge-back, tainted accounts, and other ineligible accounts as defined within the loan documents, such terms and conditions being typical to those found in comparable loan documents.

        Eligible inventory is defined finished goods on-hand in
                        Borrowers' facilities. Ineligible inventory includes work-in-process, supplies, packaging materials and other ineligible inventory determined by the Bank.

ACQUISITIONS:                       Pro forma maintenance of covenant and
                                availability levels after acquisitions. Pre-IPO, acquisitions with cash consideration in excess of $7,500,000 require pre-approval by Bank. After OCC's IPO, acquisitions with total consideration in excess of $20,000,000 require pre-approval by Bank.

REPORTING                           Borrowers will provide weekly borrowing
                                base certificates.  Monthly
REQUIREMENTS:                       reporting package to include accounts
                                receivable and accounts


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                                payable agings, inventory and other such reports
                                as CoreStates may reasonably request.


        Standard financial reporting shall include annual financial statements audited by an accounting firm acceptable to CoreStates within 90 days of fiscal year end, unaudited quarterly financial statements within 45 days of quarter end, monthly P & L reports, annual budgets or projections, and other financial information which CoreStates may reasonably request.

AUDITS: We expect to perform semiannual audits of the company. The costs of the initial audit will be covered by non-refundable, $7,500 deposit. All future audits shall be paid by the company in accordance with the Bank's customary fee schedule, plus out-of-pocket expenses.

TERMS AND CONDITIONS:               To include but not limited to the following:

                        1.    Legal documentation satisfactory to the Bank and
                            its outside counsel.

                        2.    Minimum excess availability of $2,000,000 at
                            closing.

                        3.    CoreStates to be utilized as Borrowers' primary
                            operating bank of account. All remittances to be directed to a CoreStates' lockbox and applied directly to repay the loan.

                        4.    No material adverse change in the financial
                            condition of the Borrowers.

                        5.    Finalize discussions currently underway
                            surrounding financial covenants.

                        6.    Prior to OCC's successful completion of its IPO,
                            which shall raise at minimum $20,000,000 in new equity for the Borrower, borrowings in excess of $15,000,000 under the Facility shall require Bank's prior written approval.

                        7.    If OCC fails to successfully complete its IPO by
                            December 31, 1998, outstandings under the facility attributable to availability from UDI's receivables shall be reduced in accordance with the following schedule:



Date                             Maximum Outstandings
----                             attributable to UDI's A/R
                                 --------------------------
March 31, 1999                   $6,000,000

June 30, 1999                     5,000,000



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

September 30, 1999                4,000,000

December 31, 1999                 3,000,000
 and thereafter



                        8.    Other terms and conditions typically found in
                            comparable credit facilities and deemed necessary by the Bank's legal counsel.

FUNDING DATE:                       December 31, 1997
------------

Sincerely,

CoreStates Bank, N.A.



/s/ Marcus F. Brown
---------------------------
Marcus F. Brown
Vice President



                                  CONFIDENTIAL
                                  ------------

The terms and conditions set forth above are confidential and may not be disclosed to any third party, except for Borrowers and their confidential disclosure to professional advisors.

ACCEPTED AND AGREED
Office Centre Corporation on behalf of itself and its subsidiaries


/s/ Joseph E. Hajjar
------------------------------------
Joseph E. Hajjar
Chief Financial Officer



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